SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                           ---------------------------



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) MARCH 11, 1999


                         COUNTRY STAR RESTAURANTS, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in Charter)



          DELAWARE                   0-23136                    62-1536550
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(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)


     1000 UNIVERSAL CENTER DRIVE, SUITE 195 UNIVERSAL CITY, CALIFORNIA  91603
--------------------------------------------------------------------------------
                    (Address of principal executive office)           (Zip Code)

                                 NOT APPLICABLE
                                 --------------
         (Former name and former address, as changed since last report)

        Registrant's telephone number, including area code: 818-762-3939

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

On March 11, 1999, and pursuant to the terms and conditions of a written Stock Acquisition Agreement (the "Agreement"), Go Call, Inc., a then non-affiliated publicly owned Delaware corporation ("GCI"), acquired an aggregate of 652,973 issued and outstanding shares of common stock, $.01 par value per share of the Registrant (the "CSR Shares"). The CSR Shares were acquired from Dan J. Rubin, Roy B. Rubin MD, Money Purchase Pension Plan and Daniel Nourani, the three principal shareholders of the Registrant (the "CSR Shareholders") solely in exchange for the original issuance and delivery to the CSR Shareholders of an aggregate of 4,570,811 theretofore authorized but unissued shares of GCI's Common Stock, $.01 par value per share (the "GCI Shares"). The transaction between GCI and the CSR Shareholders is hereinafter referred to as the "Acquisition". As of March 11, 1999, the CSR Shares represented approximately 92% of the Registrant's issued and outstanding common stock capitalization of 709,335 shares. The Agreement contained the customary representations and warranties, including GCI's investment representations concerning the CSR Shares. In the Agreement, the Registrant undertook, within six months from the closing of the Acquisition, to prepare and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering the CSR Shares for sale from time to time by GCI. In addition, the Registrant granted GCI customary "piggy back" registration rights. The Agreement did not contain any voting trust or any similar agreement or understanding concerning GCI's voting or other disposition of the CSR Shares. The Acquisition represented a change of control of the Registrant.

On April  19,  1999 and  pursuant  to the  terms  and  conditions  of a  written
Agreement and Plan of Merger between GCI and the Registrant (the "Merger Agreement"), GCI agreed to acquire the remaining 56,362 shares of the Registrant's Common Stock from the individual shareholders thereof( the "Remaining CSR Shares") solely in exchange for an aggregate of 394,534 theretofore authorized but unissued shares of GCI's Common Stock, $.01 par value per share shares (the "GCI Merger Shares"). The acquisition of the Remaining CSR Shares for the GCI Merger Shares is hereinafter referred to as the "Merger". In the Merger Agreement, the Merger was made subject to: (i) the Merger Agreement being submitted to the stockholders of the Registrant for the purpose of considering and acting upon the Merger as required by Delaware law and the settling of any and all appraisal rights held by the remaining public shareholders of the Registrant; and (ii) the holders of not more than four percent (4%) of the outstanding shares of the Registrant's common stock (i.e., 28,372 Remaining Shares) having asserted dissenters' rights with respect to the Merger under applicable Delaware law. The Merger Agreement provided that the Merger shall become effective on the filing of the Merger Agreement in the offices of the Secretary of State of Delaware, and upon the issuance of a certificate of merger by the Secretary of State of Delaware (the "Effective Date").

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The Merger  Agreement also provided that on the Effective Date: (i) GCI shall be the surviving corporation: (ii) the Articles of Incorporation, By-laws, officer and directors of GCI shall be the Articles of Incorporation, By-laws, officer and directors of the surviving corporation; (iii) the 652,973 CSR Shares held by GCI immediately prior to the Effective Date shall be canceled; and (iv) If a stockholder of the Registrant shall be entitled to receive a fractional GCI Merger Share pursuant to the Merger, then such fractional share will be rounded up to the nearest whole GCI Merger Share.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

GCI's acquisition of the CSR Shares may be deemed to be an acquisition of a material amount of the assets of the Registrant. Similarly, GCI's acquisition of the Remaining CSR Shares may be deemed to be an acquisition of a material amount of the assets of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits and Index Required

                  Exhibit Index pursuant to Item 601(a) of Regulation S-K

         NO.                       EXHIBIT

         10(s) Stock  Acquisition  Agreement  and Plan of  Reorganization  dated
               March 11, 1999
         10(t) Agreement and Plan of Merger dated April 19, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: Los Angeles, California
       April 19, 1999

                                   COUNTRY STAR RESTAURANTS, INC.


                                   BY:/s/ MICHAEL RUGE
                                      ------------------------------------------
                                          Michael Ruge, Chief Executive Officer



                                   BY: /s/ IAN SMITH
                                      ------------------------------------------
                                           Ian Smith, Secretary

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